ASSIGNMENT



     The undersigned hereby assigns to the University of Notre Dame Law School his entire right, title and interest in and to the Option ("the Option") to purchase a total of 5,000 shares of common stock of Success Bancshares, Inc. ("the Company") at an exercise price of $10.66 per share, which the Option was granted to the undersigned pursuant to the attached Stock Option Agreement dated as of December 15, 1999 between the Company and the undersigned.



                                          /s/ Joseph A. Cari, Jr.
                                          ------------------------
                                           Joseph A. Cari, Jr.